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                                                                    EXHIBIT 99.1

W. Phillip Marcum                                  Philip Bourdillon/Gene Heller
Chairman and CEO                                   Silverman Heller Associates
303-785-8080                                       310-208-2550

                     METRETEK TECHNOLOGIES ACQUIRES MINORITY
                       INTEREST IN POWERSECURE SUBSIDIARY


DENVER - NOVEMBER 23, 2004 - METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) has issued 950,000 shares of common stock, par value $0.01 per share, in exchange for the outstanding minority 13.9% interest in PowerSecure, Inc. that had previously been held by employees-shareholders of PowerSecure.

Metretek now owns all the issued and outstanding shares of PowerSecure, PowerSecure is a wholly owned subsidiary of the Company, and henceforth 100% of the net income of PowerSecure will be included in Metretek's consolidated financial statements.


About Metretek Technologies:
----------------------------

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.